August 25, 2006


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC
USA  20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4.01 in the Form 8-K/A dated July 24, 2006 of National Healthcare Technology, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contain therein.

Yours truly,



/s/ LBB & Associates, Ltd., LLP
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(formerly Lopez, Blevins Bork & Associates, LLP)